Exhibit 21
MGIC INVESTMENT CORPORATION
DIRECT AND INDIRECT SUBSIDIARIES(1)

1.	MGIC Assurance Corporation

2.	MGIC Australia Pty Limited(2)

3.	MGIC Credit Assurance Corporation

4.	MGIC Indemnity Corporation

5.	MGIC Insurance Services Corporation

6.	MGIC Investor Services Corporation

7.	MGIC Mortgage and Consumer Asset I, LLC(3)

8.	MGIC Mortgage and Consumer Asset II, LLC(3)

9.	MGIC Mortgage Reinsurance Corporation

10.	MGIC Mortgage Services, LLC

11.	MGIC Reinsurance Corporation

12.	MGIC Reinsurance Corporation of Vermont(4)

13.	MGIC Reinsurance Corporation of Wisconsin

14.	MGIC Residential Reinsurance Corporation

15.	MIC Reinsurance Corporation of Wisconsin

16.	MIC Reinsurance Corporation

17.	MGICA Pty Limited(2)

18.	Mortgage Guaranty Insurance Corporation
The names of certain entities that would not in the aggregate be a significant subsidiary are omitted.

(1)	Except as otherwise noted in a footnote, all companies listed are 100% directly or indirectly owned by the registrant and all are incorporated in Wisconsin.

(2)	Organized under Australian law.

(3)	Organized under Delaware law.

(4)	Organized under Vermont law.